UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report: March 19, 2004

Date of earliest event reported: March 18, 2004

THE PEP BOYS – MANNY, MOE & JACK

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

3111 W. Allegheny Ave. Philadelphia, PA		19132
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone, including area code: 215-430-9000

(not applicable)
(Former Name and Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On March 18, 2004, The Pep Boys – Manny, Moe & Jack (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC and Advest, Inc. (collectively, the “Underwriters”) relating to the sale of 4,250,000 shares of its common stock, par value $1.00 per share (the “Shares”), at a purchase price of $24.75 per share.  The Underwriters have been granted an over-allotment option to purchase up to an additional 396,464 shares of common stock from the Company at $24.75 per share less the underwriting discount.  The offering of the Shares will be made by means of a prospectus, which consists of a base prospectus and prospectus supplement, and has been filed with the Securities and Exchange Commission (the "Commission").  The Shares that are being offered and sold have been registered on Form S-3 (Registration No. 333-109625) relating to the registration of the Shares and certain other securities of the Company, filed by the Company with the Commission  pursuant to the Securities Act of 1933, as amended, on October 10, 2003 and declared effective on November 10, 2003.

As part of this Current Report on Form 8-K, the Company is filing the Underwriting Agreement as Exhibit 1.1 and is filing an opinion of its counsel, Morgan, Lewis & Bockius LLP, regarding the legality of the Shares to be issued pursuant to the Underwriting Agreement as Exhibit 5.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

1.1           Underwriting Agreement, dated March 18 2004, by and among Registrant and the Underwriters

5.1           Opinion of Morgan, Lewis & Bockius LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS – MANNY, MOE & JACK

	By:	BERNARD K, MCELROY
	Name:	Bernard K. McElroy
	Title:	VP - Chief Accounting Officer & Treasurer

March 19, 2004

INDEX TO EXHIBITS

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated March 18, 2004, by and among Registrant and the Underwriters

5.1	Opinion of Morgan, Lewis & Bockius LLP